As filed with the Securities and Exchange Commission on February 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	81-4549921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 E. Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Carvana Co. 2017 Omnibus Incentive Plan

(Full title of the plan)

Ernest Garcia III

President, Chief Executive Officer and Chairman

300 E. Rio Salado Parkway

Tempe, Arizona 85281

Telephone: (602) 852-6604

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Michael P. Keeley

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Carvana Co. (the “Registrant”) is filing this Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “Commission”) to register up to 2,120,736 additional shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Carvana Co. 2017 Omnibus Incentive Plan (as amended on June 5, 2017 and August 22, 2017, the “Plan”), as a result of the annual evergreen increase under the Plan. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-217520), filed by the Registrant with the Commission on April 28, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Carvana Co., dated April 27, 2017 (incorporated by reference to Exhibit 3.1 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

4.2	Amended and Restated Bylaws of Carvana Co., dated April 27, 2017 (incorporated by reference to Exhibit 3.2 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Carvana Co. 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Carvana Co.’s Current Report on Form 8-K filed with the SEC on May 3, 2017).

10.2	First Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Carvana Co.’s Quarterly Report on Form 10-Q filed with the SEC on June 6, 2017).

10.3	Second Amendment to 2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Carvana Co.’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2017).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages hereto).

107*	Filing Fee Table.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 3, 2023.

CARVANA CO.

By:	/s/ Ernest C. Garcia, III
	Name:	Ernest C. Garcia, III
	Title:	President, Chief Executive Officer and Chairman

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Breaux and Stephen Palmer and each or any one of them, her or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 3, 2023.

Name	Position

/s/ Ernest C. Garcia, III	President, Chief Executive Officer and Chairman
Ernest C. Garcia, III	(Principal Executive Officer)

/s/ Mark Jenkins	Chief Financial Officer
Mark Jenkins	(Principal Financial Officer)

/s/ Stephen Palmer	Vice President of Accounting and Finance
Stephen Palmer	(Principal Accounting Officer)

/s/ Dan Quayle	Director
Dan Quayle

/s/ Michael Maroone	Director
Michael Maroone

/s/ Neha Parikh	Director
Neha Parikh

/s/ Ira Platt	Director
Ira Platt

/s/ Greg Sullivan	Director
Greg Sullivan